Filed pursuant to Rule 433(d)
Registration Statement No. 333-131136

CMLTI 2006-AR3

PRELIMINARY TERM SHEET
$[1,148,474,000] (Approximate)
Citigroup Mortgage Loan Trust Inc. Depositor
Mortgage Pass-Through Certificates Series 2006-AR3
CitiMortgage, Inc. Master Servicer
Citigroup Global Markets Realty, Corp. Sponsor
Wells Fargo Bank N.A. National City Mortgage Co. Originators and Servicers
The following is a preliminary Term Sheet. All terms and statements are subject to change.

May 1, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You June get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (877) 858-5407. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus June be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus June reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You June withdraw your indication of interest at any time.

Citigroup Global Markets Inc.

Trading
Brian Delany	(212) 723-6038	brian.delany@citigroup.com
Sean Duffy	(212) 723-6038	sean.k.duffy@citigroup.com

Mortgage Finance
Pete Steinmetz	(212) 723-6391	peter.d.steinmetz@citigroup.com
Pavithra Jayaraman	(212) 723-6386	pavithra.jayaraman@citigroup.com
Scott Schundler	(212) 723-9568	Scott.schundler@citigroup.com

Analytics
Oleg Saitskiy	(212) 723-4589	oleg.saitskiy@citigroup.com
James Vosotas	(212) 723-5293	james.vosotas@citigroup.com
Vadim Krisyan	(212) 723-6590	vadim.krisyan@citigroup.com

Term Sheet	Date Prepared: May 1, 2006

Citigroup Mortgage Loan Trust Inc.,
Mortgage Pass-through Certificates, Series 2006-AR3
Approximate Total Principal Amount Offered: $[1,148,474,000]

Offered Certificates(1)
Class	Principal Balance(1)	WAL (Yrs) (Roll/Mat)	Pymt Window (Mos) (Roll/Mat)	Certificate Interest Rates	Delay Day	Type	Expected Ratings (Moody’s/Fitch)
1-A1	[263,029,000]	TBD	TBD	WAC(2)	24	Super Senior Pass-Through	Aaa/AAA
1-A2	[14,127,000]	TBD	TBD	WAC(2)	24	Senior Support	Aaa/AAA
2-A1	[826,904,000]	TBD	TBD	WAC(3)	24	Super Senior Pass-Through	Aaa/AAA
2-A2	[44,414,000]	TBD	TBD	WAC(3)	24	Senior Support	Aaa/AAA

AR
B1	These classes will not be offered
B2
B3
B4
B5
B6

(1)	The class sizes are approximate and subject to +/- 5% variance and final rating agency levels.
(2)	Class 1-A1 and Class 1-A2 Certificates will bear a coupon rate equal to Net Weighted Average Rate of Group 1 Mortgage Loans.
(3)	Class 2-A1 and Class 2-A2 Certificates will bear a coupon rate equal to Net Weighted Average Rate of Group 2 Mortgage Loans.

Title of the Securities: Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2006-AR3

Offered Certificates:
Approximately $[1,148,474,000] variable-rate Class 1-A1 Certificates (the “Group 1 Super Senior Certificates”), Class 1-A2 Certificates (the “Group 1 Senior Support Certificates” and together with the Group 1 Super Senior Certificates referred to as the “Group 1 Senior Certificates”), Class 2-A1 Certificates (the “Group 2 Super Senior Certificates”), and the Class 2-A2 Certificates (the “Group 2 Senior Support Certificates”, together with the Group 2 Super Senior Certificates, referred to as the “Group 2 Senior Certificates” and along with the Group 1 Senior Certificates referred to as the “Class A Certificates”) will be offered pursuant to this term sheet.

Non-Offered
Certificates:
The Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates (collectively referred to as the “Class B Certificates” or the “Subordinate Certificates”) and the Class AR Certificates (the “Residual Certificates”) will not be offered.

Cut-off Date:	May 1, 2006

Settlement Date:	On or about May 31, 2006.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day), commencing in June 2006.

Day Count:	Interest will accrue on the Offered Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Depositor:	Citigroup Mortgage Loan Trust Inc.

Lead & Sole Underwriter:	Citigroup Global Markets Inc.

Issuing Entity:	Citigroup Mortgage Loan Trust, Series 2006-AR3. The issuing entity is sometimes referred to as the “Trust” or the “Trust Fund.”

Master Servicer and Trust
Administrator:	CitiMortgage, Inc.

Sponsor:	Citigroup Global Markets Realty Corp.

Originators and Servicers:	Wells Fargo Bank N.A.
National City Mortgage Co.

Paying Agent, Certificate
Registrar and
Authenticating Agent:	Citibank, N.A.

Trustee:	US Bank National Association

The Mortgage Loans:
The mortgage loans to be included in the Trust for the benefit of the Offered Certificates will be approximately 2,457 adjustable-rate, first lien, prime hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $1,207,014,764 (“Mortgage Loans”). The mortgage rates on the Mortgage Loans are determined based on a 6 Month LIBOR, 12 Month LIBOR or 1 Year CMT index and have initial rate adjustments occurring ten years after the first Distribution Date. The rate adjustment frequency of the Mortgage Loans is semi-annual or annual after the initial rate adjustment. The Mortgage Loans will be divided into two subgroups: “Group 1 Mortgage Loans” consisting of conforming Mortgage Loans and “Group 2 Mortgage Loans” consisting of conforming and non-conforming Mortgage Loans.

Structure:	Senior/Subordinate, shifting interest.

Pass-Through Rate:	For each class of the Class A Certificates, the weighted average of the Net Mortgage Rates of the Mortgage Loans in the related Group.

For the Class B Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each Group, the current principal balance of the related senior certificates) of (i) the weighted average of the Net Mortgage Rates of the Group 1 Mortgage Loans, and (ii) the weighted average of the Net Mortgage Rates of the Group 2 Mortgage Loans.

Net Mortgage Rate:	For each mortgage loan, the gross mortgage rate set forth in the related mortgage note less the related servicing fee rate.

Credit Enhancement:
Credit enhancement for the Class A Certificates will be provided by a senior/subordinate, shifting interest structure. The Class B Certificates will be subordinate to, and provide credit enhancement for, the Class A Certificates. The Super Senior Certificates will also have additional credit enhancement from the Senior Support Certificates with respect to loss allocation (See “Loss Protection” percentages in the “Allocation of Losses” section).

Subordination:
Certificates	Ratings (Moody’s/Fitch)	Initial Subordination Percentage*
Class A Certificates	Aaa/AAA	[4.85]% (+/- 25 bps)
*  Preliminary and subject to change based upon the final pool as of the Cut-Off Date and additional rating agency analysis.

Available Funds:
With respect to any Distribution Date, the scheduled payments collected or advanced on the Mortgage Loans during the related due period and any unscheduled amounts collected during the related prepayment period, less servicing fees and certain expenses of the trust.

Due Period:
With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Payment Priority:	On each Distribution Date, the payment to the Certificates, to the extent of available funds, will generally be made in the following order of priority:

1.	Distributions of interest, concurrently, to the holders of the Class A Certificates, pro rata, in an amount equal to the interest accrued on each class at their Pass-Through Rate;

2.
Distributions of principal from the mortgage loans, concurrently, to the holders of the related Class A Certificates (and on the first distribution date, first to the Class AR Certificates), each class’s allocable share of principal;

2.	From remaining available funds, as follows:

a.
distributions of interest at the applicable Pass-Through Rate  sequentially to the Class B Certificates in order of their  numerical class designations, beginning with the Class B-1,  until each class of Class B Certificates shall have received  such interest; and

b.	to the Class B Certificates in order of their numerical designations, such class’ allocable share of principal distributable to the Class B Certificates

Allocation of Losses:
Realized losses on the Mortgage Loans will be allocated to the Class B Certificates in reverse order of their numerical class designations, until the certificate principal balance of each Class B Certificates has been reduced to zero. Thereafter, realized losses on the Mortgage Loans will be allocated to the Class 1-A2 Certificates and, if the certificate principal balance of the Class 1-A2 Certificates has been reduced to zero, then to the Class 1-A1 Certificates on a pro rata basis (if the realized loss is on a Group 1 Mortgage Loan); or to the Class 2-A2 Certificates and, if the certificate principal balance of the Class 2-A2 Certificates has been reduced to zero, then to the Class 2-A1 Certificates on a pro rata basis (if the realized loss is on a Group 2 Mortgage Loan). Realized losses allocated to a class of certificates will be affected by reducing the certificate principal balance of such class by the amount so allocated. Once realized losses are allocated, such amounts will no longer accrue interest and will not be reinstated.

Class	Loss Protection
Group 1 Super Senior Certificates	[9.70]% (+/- 25bps)
Group 1 Senior Support Certificates	[4.85]% (+/- 25bps)
Group 2 Super Senior Certificates	[9.70]% (+/- 25bps)
Group 2 Senior Support Certificates	[4.85]% (+/- 25bps)

Allocation of Scheduled Principal:
On each Distribution Date, the Class A Certificates will be entitled to receive the Senior Percentage of all scheduled principal collected or advanced and the Class B Certificates will be entitled to receive the Subordinate Percentage of all scheduled principal collected or advanced. The “Senior Percentage” on any Distribution Date will be equal to the percentage obtained by dividing the aggregate certificate principal balance of the Class A Certificates immediately prior to such Distribution Date, by the aggregate scheduled principal balance of the mortgage loans as of the beginning of the related Due Period. The “Subordinate Percentage” on any Distribution Date will be 100% minus the Senior Percentage on that Distribution Date.

Allocation of Unscheduled Principal:
The Class A Certificates will be entitled to receive 100% of the unscheduled principal received on the Mortgage Loans through the Distribution Date in May 2013. After such time the prepayment percentages for the Class A Certificates will be the Senior Percentage of such principal plus a declining portion of the Subordinate Percentage of such principal. The prepayment percentages for the Class B Certificates will be as follows:

June 2013 - May 2014	30% of their pro rata share
June 2014 - May 2015	40% of their pro rata share
June 2015 - May 2016	60% of their pro rata share
June 2016 - May 2017	80% of their pro rata share
June 2017 - and after	100% of their pro rata share

Provided that any of the following conditions are satisfied:

(i)	the aggregate principal balance of the Mortgage Loans 60 days or more delinquent does not exceed 50% of the aggregate certificate principal balance of the Class B Certificates as of that date; and

(ii)	the cumulative realized losses on the Mortgage Loans do not exceed the then applicable Trigger Amount

The prepayment percentage with respect to the Class A Certificates will not  decrease as  scheduled. Not withstanding the foregoing,

(i) if on any Distribution Date before the Distribution Date in May 2009, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Class B Certificates will receive 50% of their pro rata share of unscheduled principal from the Mortgage Loans; and

(ii) if on any Distribution Date on or after the Distribution Date in May 2009, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Class B Certificates will receive 100% of their pro rata share of unscheduled principal from the Mortgage Loans.

Notwithstanding any of the foregoing, if on any Distribution Date, the percentage, the numerator of which is the Certificate principal Balance of the Class A Certificates, immediately preceding such Distribution Date, and the denominator of which is the aggregate Scheduled Principal Balance of the mortgage loans as of the beginning of the related Due Period, exceeds such percentage as of the closing date, then the senior prepayment percentage for the Class A Certificates for such Distribution Date will equal 100%.

Trigger Amount:
Distribution Date Occurring in the Period:	Realized Losses as a % of Initial Sum of the Certificate Principal Balances of the Subordinate Certificates
June 2013 - May 2014	30%
June 2014 - May 2015	35%
June 2015 - May 2016	40%
June 2016 - May 2017	45%
June 2017 and after	50%

Call Provision:
At its option, Citigroup Global Markets Realty Corp. (or if that entity fails to exercise such option, the Master Servicer) June purchase all of the Mortgage Loans (and related properties acquired on behalf of the trust) when the Mortgage Loans and such properties remaining in the trust have been reduced to less than 10% of the principal balance of the Mortgage Loans as of the Cut-Off Date.

P&I Advances:
Each Servicer will be required to advance delinquent payments of principal and interest on the mortgage loans to the extent such amounts are deemed recoverable. To the extent a Servicer fails to do so, the Master Servicer will be required to make such advances. Each Servicer and Master Servicer, as applicable, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:
With respect to each principal prepayment of loans, each Servicer will be obligated to pay an amount which, when added to all amounts allocable to interest received in connection with the principal prepayment, equals one month's interest on the amount of principal so prepaid at the applicable mortgage loan remittance rate. To the extent the Servicer fails to do so, the Master Servicer will be required to make such payment of compensating interest.

Underwriting Standards:	The Mortgage Loans were underwritten to the guidelines of the related originator, as more fully described in the prospectus supplement.

Legal Structure:	Designated portions of the trust will be established as one or more REMICs for federal income tax purposes.

ERISA Considerations:
The Class A Certificates are expected to be ERISA eligible as of the Closing Date. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of the Offered Certificates.

SMMEA Considerations:	The Class A Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA).

Form of Registration:	The Class A Certificates will be issued in book-entry form through DTC.

Minimum Denominations:	The Class A Certificates will be issued with a minimum denomination of $100,000 with incremental denominations of $1.

Static Pool Information:
To retrieve Static Pool Information, please visit the CitiMortgage website at www.citimortgagembs.com where “Reg AB” should be chosen from the menu shown at the left. From the Reg AB screen, please select the shelf “CMLTI” from the dropdown menu and then select the deal name “2006-AR3” from the list provided.

Group 1: Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date

	Summary Statistics	Tolerances

Number of Mortgage Loans:	1,088
Aggregate Original Principal Balance:	$291,893,462.60	(+/-) 7%
Aggregate Current Principal Balance:	$291,283,096.41	(+/-) 7%
Average Original Loan Balance:	$268,284.43	Approx.
Average Current Loan Balance:	$267,723.43	Approx.
Percent of Interest Only Loans:	95.86%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	0.00%
Wtd. Avg. Net/Gross Coupon:	5.955% / 6.205%	(+/-) 7 bps
GWAC Range:	4.250% - 7.000%	Approx.
Index:
One Year LIBOR	7.27%	Approx.
One Year CMT	92.61%	Approx.
Six Month LIBOR	0.12%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
One Year LIBOR	2.031% / 2.281%	(+/-) 7 bps
One Year CMT	2.500% / 2.750%	(+/-) 7 bps
Six Month LIBOR	2.500% / 2.750%	(+/-) 7 bps
Reset Frequency:
Annually	99.88%	Approx.
Semi-Annually	0.12%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	358	(+/-) 1 month
Wtd. Avg. Months to Roll:	118	(+/-) 1 month
Wtd. Avg. Next Change Date:	February 24, 2016	Approx.
Initial Cap:	5.000%	Approx.
Periodic Cap:	1.999%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.466% / 2.716%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	10.955% / 11.205%	(+/-) 7 bps
Wtd. Avg. Original LTV:	76.77%	Approx.
Wtd. Avg. Combined LTV:	84.76%	Approx.
Percent with Silent Second Lien:	52.20%	Approx
Percent Relocation Loans:	2.10%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	735	Approx.
Geographic Distribution: (>5%)
California Florida Virginia Washington Maryland	25.73%	Approx.
Florida	10.93%	Approx.
Virginia	6.05%	Approx.
Washington	5.45%	Approx.
Maryland	5.11%	Approx.
Originator:
Wells Fargo	92.61%	Approx.
National City	7.39%	Approx.

Group 1 Collateral Summary

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
36,700.00 - 50,000.00	4	185,050.00	0.06	6.517	714	62.9
50,000.01 - 75,000.00	5	346,659.00	0.12	6.698	764	79.73
75,000.01 - 100,000.00	21	1,860,609.84	0.64	6.421	745	77.08
100,000.01 - 125,000.00	42	4,828,969.66	1.66	6.448	728	78.66
125,000.01 - 150,000.00	54	7,491,768.84	2.57	6.411	739	74.44
150,000.01 - 175,000.00	86	14,151,531.96	4.86	6.293	732	76.55
175,000.01 - 200,000.00	100	18,866,101.06	6.48	6.275	737	77.2
200,000.01 - 225,000.00	75	15,982,047.64	5.49	6.283	738	78.36
225,000.01 - 250,000.00	99	23,656,055.77	8.12	6.234	735	78.04
250,000.01 - 275,000.00	88	23,109,847.27	7.93	6.131	734	76.84
275,000.01 - 300,000.00	100	28,890,655.97	9.92	6.161	731	76.89
300,000.01 - 333,700.00	105	33,445,850.90	11.48	6.19	732	77.93
333,700.01 - 350,000.00	61	20,820,301.70	7.15	6.13	730	76.92
350,000.01 - 400,000.00	171	65,000,202.20	22.32	6.168	734	76.09
400,000.01 - 500,000.00	73	30,485,444.60	10.47	6.183	740	75.32
500,000.01 - 600,000.00	3	1,536,200.00	0.53	6.381	770	74.35
600,000.01 - 625,800.00	1	625,800.00	0.21	6.375	760	70
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77
The average current balance, as of the cut-off date is approximately $267,723.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
36,700.00 - 50,000.00	4	185,050.00	0.06	6.517	714	62.9
50,000.01 - 75,000.00	5	346,659.00	0.12	6.698	764	79.73
75,000.01 - 100,000.00	21	1,860,609.84	0.64	6.421	745	77.08
100,000.01 - 125,000.00	42	4,828,969.66	1.66	6.448	728	78.66
125,000.01 - 150,000.00	54	7,491,768.84	2.57	6.411	739	74.44
150,000.01 - 175,000.00	85	14,000,631.96	4.81	6.299	732	76.53
175,000.01 - 200,000.00	98	18,496,553.51	6.35	6.273	736	77.14
200,000.01 - 225,000.00	75	15,982,047.64	5.49	6.283	738	78.36
225,000.01 - 250,000.00	99	23,656,055.77	8.12	6.234	735	78.04
250,000.01 - 275,000.00	88	23,109,847.27	7.93	6.131	734	76.84
275,000.01 - 300,000.00	100	28,890,655.97	9.92	6.161	731	76.89
300,000.01 - 333,700.00	105	33,296,632.99	11.43	6.192	731	77.95
333,700.01 - 350,000.00	63	21,141,314.16	7.26	6.133	730	76.91
350,000.01 - 400,000.00	172	65,348,855.20	22.43	6.167	735	76.11
400,000.01 - 500,000.00	73	30,485,444.60	10.47	6.183	740	75.32
500,000.01 - 600,000.00	3	1,536,200.00	0.53	6.381	770	74.35
600,000.01 - 625,800.00	1	625,800.00	0.21	6.375	760	70
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77
The average balance at origination, as of the cut-off date is approximately $268,284.

Group 1 Collateral Summary

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Wells Fargo	1,007	269,751,785.04	92.61	6.221	734	77.48
National City	81	21,531,311.37	7.39	6.013	740	67.97
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
4.250 - 4.400	3	653,450.00	0.22	4.319	744	79.64
4.500 - 4.900	6	1,882,989.31	0.65	4.654	749	81.49
5.000 - 5.400	22	6,738,274.61	2.31	5.319	754	76.86
5.500 - 5.900	152	43,706,670.40	15	5.768	751	76.04
6.000 - 6.400	605	167,539,929.71	57.52	6.208	734	77.23
6.500 - 6.900	298	70,067,182.38	24.05	6.609	725	75.98
7.000 - 7.000	2	694,600.00	0.24	7	687	77.25
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77
The weighted average current rate, as of the cut-off date is approximately 6.205%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
360	1,088	291,283,096.41	100	6.205	735	76.77
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
350 - 359	1,088	291,283,096.41	100	6.205	735	76.77
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77
The weighted average remaining term, as of the cut-off date is approximately 358 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	1,088	291,283,096.41	100	6.205	735	76.77
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
None	507	139,226,636.22	47.8	6.234	730	74.54
Yes	581	152,056,460.19	52.2	6.179	739	78.82
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77

Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
12.50 - 15.00	1	200,000.00	0.07	6.25	693	12.5
15.01 - 20.00	2	810,000.00	0.28	6.559	676	19.29
20.01 - 25.00	4	543,863.70	0.19	6.103	768	21.89
25.01 - 30.00	2	356,217.37	0.12	6.281	685	27.33
30.01 - 35.00	4	1,235,000.00	0.42	6.358	709	33.52
35.01 - 40.00	4	1,064,222.88	0.37	6.577	700	38.22
40.01 - 45.00	4	784,510.48	0.27	5.655	743	42.04
45.01 - 50.00	8	2,583,162.62	0.89	6.106	707	48.21
50.01 - 55.00	11	3,003,416.74	1.03	6.021	702	53.02
55.01 - 60.00	22	6,111,272.70	2.1	6.161	708	57.87
60.01 - 65.00	15	4,059,360.82	1.39	6.166	698	63.67
65.01 - 70.00	34	9,801,826.47	3.37	6.383	717	69.1
70.01 - 75.00	118	35,548,151.10	12.2	6.295	727	73.41
75.01 - 80.00	829	217,988,118.49	74.84	6.182	740	79.66
80.01 - 85.00	2	648,979.56	0.22	5.973	688	84.56
85.01 - 90.00	13	2,883,977.84	0.99	6.407	721	89.39
90.01 - 95.00	15	3,661,015.64	1.26	6.37	711	94.9
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 76.77%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
12.50 - 20.00	3	1,010,000.00	0.35	6.498	679	17.94
20.01 - 30.00	6	900,081.07	0.31	6.174	735	24.05
30.01 - 40.00	7	2,030,000.00	0.7	6.487	695	35.16
40.01 - 50.00	9	2,203,510.36	0.76	6.005	718	45.6
50.01 - 60.00	29	7,877,189.44	2.7	6.124	701	56.19
60.01 - 70.00	42	12,535,309.28	4.3	6.289	706	66.16
70.01 - 75.00	103	30,687,297.78	10.54	6.287	726	73.38
75.01 - 80.00	292	79,371,030.50	27.25	6.201	740	78.92
80.01 - 85.00	15	4,993,742.29	1.71	6.2	744	74.56
85.01 - 90.00	168	44,617,601.26	15.32	6.211	733	80.14
90.01 - 95.00	205	54,866,745.25	18.84	6.157	741	80.48
95.01 - 100.00	209	50,190,589.18	17.23	6.195	742	79.7
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 84.76%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
642 - 660	12	3,372,142.00	1.16	6.349	657	71.51
661 - 680	104	29,436,237.07	10.11	6.307	671	72.49
681 - 700	168	45,147,992.81	15.5	6.287	690	73.65
701 - 750	380	98,113,180.33	33.68	6.226	726	78.54
751 - 800	378	103,723,051.66	35.61	6.133	775	77.97
801 - 817	46	11,490,492.54	3.94	6.052	807	75.72
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77
The weighted average FICO, as of the cut-off date is approximately 735.

State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
California	224	74,932,817.65	25.73	6.265	727	73.52
Florida	133	31,848,765.15	10.93	6.298	730	79.86
Virginia	62	17,622,167.22	6.05	6.042	743	75.78
Washington	56	15,874,729.82	5.45	6.161	735	78.24
Maryland	54	14,884,056.68	5.11	6.211	734	76.88
Colorado	56	13,094,089.24	4.5	6.211	742	77.73
New Jersey	42	12,131,134.86	4.16	6.214	733	75.08
Arizona	44	11,128,902.40	3.82	6.167	737	77.75
Illinois	41	10,159,433.30	3.49	6.423	730	79.09
Georgia	44	9,881,217.38	3.39	6.195	746	78.44
New York	29	9,493,237.47	3.26	6.292	729	77.14
Minnesota	30	7,048,609.09	2.42	6.128	739	77.67
North Carolina	30	6,152,614.39	2.11	6.268	747	79.2
Massachusetts	17	5,150,526.13	1.77	6.022	743	79.69
Texas	22	4,835,624.06	1.66	6.064	741	79.22
Ohio	21	4,711,534.02	1.62	5.503	750	79.55
Nevada	17	4,370,076.46	1.5	6.148	736	79.35
Oregon	19	4,328,986.90	1.49	6.148	735	77.63
District of Columbia	11	3,697,602.36	1.27	6.109	722	78.49
South Carolina	20	3,439,060.00	1.18	6.232	754	79.59
Other	116	26,497,911.83	9.1	6.18	740	76.78
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1 Year CMT	1,007	269,751,785.04	92.61	6.221	734	77.48
1 Year LIBOR	80	21,171,661.37	7.27	6.017	740	68.21
6 Month LIBOR	1	359,650.00	0.12	5.75	751	53.68
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Semi-Annually	1	359,650.00	0.12	5.75	751	53.68
Annually	1,087	290,923,446.41	99.88	6.206	735	76.8
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	75	19,860,542.96	6.82	5.989	742	67.9
2.501 - 2.750	1,013	271,422,553.45	93.18	6.221	734	77.42
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77
The weighted average margin, as of the cut-off date is approximately 2.716%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
5.000	1,088	291,283,096.41	100	6.205	735	76.77
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.000%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1.000%	1	359,650.00	0.12	5.75	751	53.68
2.000%	1,087	290,923,446.41	99.88	6.206	735	76.8
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77
The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.999%

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
9.250 - 9.400	3	653,450.00	0.22	4.319	744	79.64
9.500 - 9.900	6	1,882,989.31	0.65	4.654	749	81.49
10.000 - 10.400	22	6,738,274.61	2.31	5.319	754	76.86
10.500 - 10.900	152	43,706,670.40	15	5.768	751	76.04
11.000 - 11.400	605	167,539,929.71	57.52	6.208	734	77.23
11.500 - 11.900	298	70,067,182.38	24.05	6.609	725	75.98
12.000 - 12.000	2	694,600.00	0.24	7	687	77.25
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 11.205%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	75	19,860,542.96	6.82	5.989	742	67.9
2.501 - 2.750	1,013	271,422,553.45	93.18	6.221	734	77.42
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.716%.

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
July 2015	3	838,560.48	0.29	5.273	673	66.4
August 2015	3	1,047,939.27	0.36	5.489	728	80
October 2015	10	2,458,402.22	0.84	5.706	743	74.22
November 2015	49	12,798,932.39	4.39	5.923	740	66.97
January 2016	13	3,862,769.36	1.33	6.079	757	78.45
February 2016	83	22,342,569.20	7.67	6.31	736	77.07
March 2016	741	197,390,992.27	67.77	6.223	733	77.04
April 2016	186	50,542,931.22	17.35	6.228	737	78.2
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	716	194,493,943.57	66.77	6.197	732	76.67
Condominium	291	73,554,836.33	25.25	6.215	739	77.89
Two Family	27	9,757,563.06	3.35	6.386	741	76.48
PUD	39	9,464,802.46	3.25	5.997	743	70.78
Four Family	10	2,946,901.43	1.01	6.465	750	75.7
Three Family	3	659,700.00	0.23	6.633	682	74.99
Co-Op	2	405,349.56	0.14	6.403	672	82.85
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Primary	845	233,435,043.14	80.14	6.161	732	76.69
Investor	159	35,222,510.10	12.09	6.512	741	77.29
Second Home	84	22,625,543.17	7.77	6.184	748	76.8
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	690	180,746,712.67	62.05	6.156	742	79.12
Cash-Out Refinance	277	78,394,970.32	26.91	6.32	720	71.65
Rate/Term Refinance	121	32,141,413.42	11.03	6.201	730	76.09
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77

Doc Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Full	544	137,506,274.54	47.21	6.236	730	77.98
Limited/Reduced	40	10,508,352.32	3.61	5.946	757	67.34
Stated Doc	504	143,268,469.55	49.19	6.195	737	76.31
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77

Income-Asset-Employment	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Full-Full-Verified	544	137,506,274.54	47.21	6.236	730	77.98
Stated-Full-Verified	449	128,574,684.32	44.14	6.203	735	76.12
Stated-Stated-Verified	54	14,302,785.23	4.91	6.117	761	78.15
Reduced-Full-Verified	29	7,307,090.18	2.51	5.932	756	66.99
Limited-Full-Verified	6	1,723,045.41	0.59	5.850	763	68.72
Full-Stated-Verified	3	828,566.73	0.28	6.374	775	76.09
Stated-Stated-None	1	391,000.00	0.13	6.375	744	70.71
None-Full-Verified	1	359,650.00	0.12	5.750	751	53.68
Limited-Stated-Verified	1	290,000.00	0.10	5.875	702	59.79
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
None	38	12,063,776.32	4.14	5.913	755	76.62
120	1,050	279,219,320.09	95.86	6.218	734	76.78
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Current LTV<=80	1,058	284,089,123.37	97.53	6.202	735	76.40
Radian	9	2,315,401.04	0.79	6.241	702	90.54
Triad	7	1,844,027.00	0.63	6.418	726	94.24
PMI	5	1,224,947.00	0.42	6.427	695	92.10
RMIC	3	719,937.00	0.25	6.282	748	86.86
GEMICO	2	396,150.00	0.14	6.538	699	95.00
MGIC	1	194,011.00	0.07	6.750	703	95.00
United Guaranty	3	499,500.00	0.17	6.195	727	90.62
Total:	1,088	291,283,096.41	100.00	6.205	735	76.77

Group 2: Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date

	Summary Statistics	Tolerances

Number of Mortgage Loans:	1,369
Aggregate Original Principal Balance:	$920,026,793.39	(+/-) 7%
Aggregate Current Principal Balance:	$915,731,667.34	(+/-) 7%
Average Original Loan Balance:	$672,042.95	Approx.
Average Current Loan Balance:	$668,905.53	Approx.
Percent of Interest Only Loans:	93.55%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	0.00%
Wtd. Avg. Net/Gross Coupon:	5.872% / 6.122%	(+/-) 7 bps
GWAC Range:	4.500% - 7.000%	Approx.
Index:
One Year LIBOR	4.35%	Approx.
One Year CMT	95.65%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
One Year LIBOR	2.006% / 2.256%	(+/-) 7 bps
One Year CMT	2.499% / 2.749%	(+/-) 7 bps
Reset Frequency:
Annually	100.00%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	358	(+/-) 1 month
Wtd. Avg. Months to Roll:	118	(+/-) 1 month
Wtd. Avg. Next Change Date:	February 27, 2016	Approx.
Initial Cap:	5.000%	Approx.
Periodic Cap:	2.002%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.478% / 2.728%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	10.872% / 11.122%	(+/-) 7 bps
Wtd. Avg. Original LTV:	74.24%	Approx.
Wtd. Avg. Combined LTV:	79.63%	Approx.
Percent Relocation Loans:	2.49%	Approx.
Percent with Silent Second Lien:	46.82%	Approx
Wtd. Avg. Borrower FICO: (FICO>0)	735	Approx.
Geographic Distribution: (>5%)
California Florida Virginia Washington Maryland	54.91%	Approx.
Originator:
Wells Fargo	95.65%	Approx.
National City	4.35%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
51,591.67 - 75,000.00	1	51,591.67	0.01	6.125	771	80.00
225,000.01 - 250,000.00	2	465,728.98	0.05	6.000	762	80.00
275,000.01 - 300,000.00	1	300,000.00	0.03	5.875	807	79.99
300,000.01 - 333,700.00	1	328,000.00	0.04	6.125	730	80.00
350,000.01 - 400,000.00	2	736,829.09	0.08	5.506	792	80.00
400,000.01 - 500,000.00	382	177,525,063.45	19.39	6.141	735	76.12
500,000.01 - 600,000.00	374	206,333,958.94	22.53	6.117	737	75.77
600,000.01 - 700,000.00	247	159,873,675.68	17.46	6.116	735	76.10
700,000.01 - 800,000.00	102	76,873,613.60	8.39	6.093	739	76.41
800,000.01 - 900,000.00	68	58,293,964.17	6.37	6.066	733	72.93
900,000.01 - 1,000,000.00	108	104,772,104.57	11.44	6.113	732	73.27
1,000,000.01 - 3,297,500.00	81	130,177,137.19	14.22	6.164	733	66.93
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24
The average current balance, as of the cut-off date is approximately $668,906.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
417,480.00 - 500,000.00	382	177,358,533.37	19.37	6.140	735	76.12
500,000.01 - 600,000.00	374	206,213,134.86	22.52	6.117	737	75.77
600,000.01 - 700,000.00	249	160,153,858.93	17.49	6.115	735	76.11
700,000.01 - 800,000.00	104	77,883,613.60	8.51	6.090	740	76.45
800,000.01 - 900,000.00	71	59,173,284.82	6.46	6.065	733	73.03
900,000.01 - 1,000,000.00	107	103,772,104.57	11.33	6.112	732	73.25
1,000,000.01 - 3,297,500.00	82	131,177,137.19	14.32	6.165	734	66.99
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24
The average balance at origination, as of the cut-off date is approximately $672,043.

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Wells Fargo	1,304	875,887,495.86	95.65	6.126	735	74.46
National City	65	39,844,171.48	4.35	6.030	736	69.22
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
4.500 - 4.900	4	2,254,393.81	0.25	4.771	735	79.99
5.000 - 5.400	33	21,055,257.43	2.30	5.268	740	73.39
5.500 - 5.900	273	181,778,577.02	19.85	5.775	746	74.59
6.000 - 6.400	896	605,489,452.52	66.12	6.179	734	74.34
6.500 - 6.900	160	102,702,086.56	11.22	6.579	721	73.13
7.000 - 7.000	3	2,451,900.00	0.27	7.000	734	71.47
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24
The weighted average current rate, as of the cut-off date is approximately 6.122%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
360	1,369	915,731,667.34	100.00	6.122	735	74.24
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
350 - 359	1,369	915,731,667.34	100.00	6.122	735	74.24
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24
The weighted average remaining term, as of the cut-off date is approximately 358 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	1,369	915,731,667.34	100.00	6.122	735	74.24
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
None	746	486,976,707.82	53.18	6.134	733	73.11
Yes	623	428,754,959.52	46.82	6.107	738	75.52
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24

Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
13.66 - 15.00	1	499,477.97	0.05	5.750	651	13.66
20.01 - 25.00	2	1,008,500.00	0.11	5.864	709	21.77
25.01 - 30.00	1	583,886.95	0.06	6.250	655	26.59
30.01 - 35.00	2	964,921.86	0.11	6.250	675	33.30
35.01 - 40.00	6	6,532,399.00	0.71	6.251	696	36.46
40.01 - 45.00	5	3,832,000.00	0.42	6.020	700	42.17
45.01 - 50.00	18	14,640,871.49	1.60	6.175	699	48.12
50.01 - 55.00	19	19,452,798.54	2.12	6.338	694	52.11
55.01 - 60.00	27	20,283,855.84	2.22	6.066	698	57.76
60.01 - 65.00	44	37,117,966.41	4.05	6.155	703	64.10
65.01 - 70.00	127	110,974,281.34	12.12	6.177	722	69.13
70.01 - 75.00	276	199,454,879.66	21.78	6.150	740	73.71
75.01 - 80.00	830	494,432,959.24	53.99	6.087	744	79.53
80.01 - 85.00	2	1,090,970.00	0.12	6.003	728	83.93
85.01 - 90.00	5	2,729,846.04	0.30	6.162	739	89.98
90.01 - 95.00	4	2,132,053.00	0.23	6.275	678	95.00
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 74.24%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
13.66 - 20.00	1	499,477.97	0.05	5.750	651	13.66
20.01 - 30.00	2	1,133,886.95	0.12	6.007	716	24.81
30.01 - 40.00	7	4,990,899.00	0.55	6.229	665	34.89
40.01 - 50.00	21	16,869,269.23	1.84	6.138	700	46.69
50.01 - 60.00	39	33,432,745.17	3.65	6.159	698	53.39
60.01 - 70.00	121	91,611,602.82	10.00	6.180	714	66.75
70.01 - 75.00	213	156,594,284.78	17.10	6.166	735	72.32
75.01 - 80.00	421	262,799,060.95	28.70	6.120	743	77.99
80.01 - 85.00	60	54,983,975.47	6.00	6.106	737	74.37
85.01 - 90.00	286	179,247,275.42	19.57	6.076	744	78.89
90.01 - 95.00	155	91,988,935.54	10.05	6.070	741	79.49
95.01 - 100.00	43	21,580,254.04	2.36	6.132	736	79.74
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 79.63%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
624 - 640	4	3,586,500.00	0.39	6.226	634	54.82
641 - 660	16	9,455,360.65	1.03	6.216	655	62.72
661 - 680	144	97,643,415.37	10.66	6.228	672	69.44
681 - 700	203	138,476,200.21	15.12	6.152	691	69.97
701 - 750	429	287,920,157.82	31.44	6.148	726	75.38
751 - 800	523	348,927,982.76	38.10	6.063	775	76.52
801 - 816	50	29,722,050.53	3.25	6.022	807	77.88
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24
The weighted average FICO, as of the cut-off date is approximately 735.

State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
California	747	502,864,628.94	54.91	6.177	733	73.73
New York	58	43,677,036.08	4.77	6.034	725	73.01
Virginia	75	42,022,015.82	4.59	6.011	737	76.80
New Jersey	56	36,641,311.72	4.00	6.104	740	75.96
Florida	58	36,580,377.50	3.99	6.178	730	75.75
Maryland	46	29,889,738.83	3.26	6.059	741	74.77
Washington	48	28,912,665.34	3.16	5.965	743	76.82
Massachusetts	26	21,903,912.99	2.39	6.064	737	73.41
Texas	18	16,598,899.02	1.81	6.164	739	70.39
Illinois	24	15,781,039.62	1.72	5.945	744	75.11
Georgia	24	15,529,029.51	1.70	5.990	751	74.93
Connecticut	14	14,878,439.50	1.62	6.120	737	65.90
Arizona	20	13,114,527.00	1.43	6.140	741	74.74
Colorado	21	12,924,350.55	1.41	6.021	742	76.49
District of Columbia	16	11,423,217.81	1.25	6.188	729	74.17
North Carolina	20	10,640,963.94	1.16	5.987	747	77.93
Hawaii	10	9,506,472.32	1.04	6.145	755	70.47
Others	88	52,843,040.85	5.77	5.977	739	76.76
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1 Year CMT	1,304	875,887,495.86	95.65	6.126	735	74.46
1 Year LIBOR	65	39,844,171.48	4.35	6.030	736	69.22
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Annually	1,369	915,731,667.34	100.00	6.122	735	74.24
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	65	40,354,621.48	4.41	6.047	736	69.31
2.501 - 2.750	1,304	875,377,045.86	95.59	6.125	735	74.46
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24
The weighted average margin, as of the cut-off date is approximately 2.728%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
5.000	1,369	915,731,667.34	100.00	6.122	735	74.24
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.000%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.000	1,368	915,041,267.34	99.92	6.122	735	74.23
5.000	1	690,400.00	0.08	6.250	767	80.00
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.002%

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
9.500 - 9.900	4	2,254,393.81	0.25	4.771	735	79.99
10.000 - 10.400	33	21,055,257.43	2.30	5.268	740	73.39
10.500 - 10.900	273	181,778,577.02	19.85	5.775	746	74.59
11.000 - 11.400	896	605,489,452.52	66.12	6.179	734	74.34
11.500 - 11.900	160	102,702,086.56	11.22	6.579	721	73.13
12.000 - 12.000	3	2,451,900.00	0.27	7.000	734	71.47
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 11.122%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	65	40,354,621.48	4.41	6.047	736	69.31
2.501 - 2.750	1,304	875,377,045.86	95.59	6.125	735	74.46
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.728%.

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
July 2015	6	3,634,014.23	0.40	5.320	735	72.74
August 2015	1	572,000.00	0.06	5.250	781	80.00
September 2015	2	1,030,540.96	0.11	5.250	796	75.64
October 2015	3	1,858,500.00	0.20	5.633	770	78.15
November 2015	42	24,524,732.33	2.68	5.867	736	69.39
December 2015	3	2,084,174.13	0.23	5.253	725	68.13
January 2016	23	16,694,117.11	1.82	6.081	733	73.72
February 2016	103	66,357,447.79	7.25	6.193	730	73.98
March 2016	934	631,598,130.81	68.97	6.140	735	74.00
April 2016	252	167,378,009.98	18.28	6.106	739	76.01
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	1,143	773,661,923.70	84.49	6.122	734	73.94
Condominium	183	114,889,881.03	12.55	6.127	742	76.13
PUD	20	11,860,637.77	1.30	5.984	732	71.70
Two Family	11	8,240,839.71	0.90	6.191	733	74.15
Co-Op	11	6,428,385.13	0.70	6.059	757	80.21
Three Family	1	650,000.00	0.07	6.500	785	78.31
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Primary	1,253	839,070,044.90	91.63	6.116	735	74.20
Second Home	90	61,873,329.86	6.76	6.108	738	74.86
Investor	26	14,788,292.58	1.61	6.491	729	73.49
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	848	568,752,916.28	62.11	6.050	746	76.83
Cash-Out Refinance	351	231,305,012.56	25.26	6.291	716	69.43
Rate/Term Refinance	170	115,673,738.50	12.63	6.136	720	71.10
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24

Doc Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Full	529	389,304,192.55	42.51	6.095	732	75.23
Limited/Reduced	21	11,268,112.66	1.23	5.974	746	71.86
Stated Doc	819	515,159,362.13	56.26	6.145	737	73.53
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24

Income-Asset-Employment	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Stated-Full-Verified	720	465,442,859.71	50.83	6.147	734	73.24
Full-Full-Verified	529	389,304,192.55	42.51	6.095	732	75.23
Stated-Stated-Verified	99	49,716,502.42	5.43	6.131	765	76.29
Reduced-Full-Verified	15	7,870,292.46	0.86	5.995	758	71.92
Full-Stated-Verified	3	1,808,570.20	0.20	5.894	721	79.69
Limited-Stated-Verified	2	1,064,250.00	0.12	6.002	716	59.04
Limited-Full-Verified	1	525,000.00	0.06	5.875	707	70.00
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
None	97	59,088,020.18	6.45	5.950	749	74.09
60	1	716,000.00	0.08	6.125	788	80.00
120	1,271	855,927,647.16	93.47	6.134	734	74.24
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Current LTV<=80	1,358	909,778,798.30	99.35	6.121	735	74.13
GEMICO	2	1,353,670.00	0.15	6.125	716	87.12
MGIC	2	1,000,418.00	0.11	6.073	674	95.00
PMI	1	615,600.00	0.07	6.625	678	95.00
Radian	3	1,587,620.13	0.17	6.166	735	91.60
RMIC	3	1,395,560.91	0.15	6.102	738	88.05
Total:	1,369	915,731,667.34	100.00	6.122	735	74.24

Aggregate Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cutoff Date

	Summary Statistics	Tolerances

Number of Mortgage Loans:	2,457
Aggregate Original Principal Balance:	$1,211,920,255.99	(+/-) 7%
Aggregate Current Principal Balance:	$1,207,014,763.75	(+/-) 7%
Average Original Loan Balance:	$493,252.04	Approx.
Average Current Loan Balance:	$491,255.50	Approx.
Percent of Interest Only Loans:	94.11%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	0.00%
Wtd. Avg. Net/Gross Coupon:	5.892% / 6.142%	(+/-) 7 bps
GWAC Range:	4.250% - 7.000%	Approx.
Index:
One Year LIBOR	5.06%	Approx.
One Year CMT	94.92%	Approx.
Six Month LIBOR	0.03%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
One Year LIBOR	2.015% / 2.265%	(+/-) 7 bps
One Year CMT	2.500% / 2.750%	(+/-) 7 bps
Six Month LIBOR	2.500% / 2.750%	(+/-) 7 bps
Reset Frequency:
Annually	99.97%	Approx.
Semi-Annually	0.03%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	358	(+/-) 1 month
Wtd. Avg. Months to Roll:	118	(+/-) 1 month
Wtd. Avg. Next Change Date:	February 27, 2016	Approx.
Initial Cap:	5.000%	Approx.
Periodic Cap:	2.001%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.475% / 2.725%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	10.892% / 11.142%	(+/-) 7 bps
Wtd. Avg. Original LTV:	74.85%	Approx.
Wtd. Avg. Combined LTV:	80.87%	Approx.
Percent with Silent Second Lien:	48.12%	Approx
Percent Relocation Loans:	2.40%	Approx
Wtd. Avg. Borrower FICO: (FICO>0)	735	Approx.
Geographic Distribution: (>5%)
California	47.87%	Approx.
Florida	5.67%	Approx.
Originator:
Wells Fargo	94.92%	Approx.
National City	5.08%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
36,700.00 - 50,000.00	4	185,050.00	0.02	6.517	714	62.90
50,000.01 - 75,000.00	6	398,250.67	0.03	6.624	765	79.76
75,000.01 - 100,000.00	21	1,860,609.84	0.15	6.421	745	77.08
100,000.01 - 125,000.00	42	4,828,969.66	0.40	6.448	728	78.66
125,000.01 - 150,000.00	54	7,491,768.84	0.62	6.411	739	74.44
150,000.01 - 175,000.00	86	14,151,531.96	1.17	6.293	732	76.55
175,000.01 - 200,000.00	100	18,866,101.06	1.56	6.275	737	77.20
200,000.01 - 225,000.00	75	15,982,047.64	1.32	6.283	738	78.36
225,000.01 - 250,000.00	101	24,121,784.75	2.00	6.229	736	78.08
250,000.01 - 275,000.00	88	23,109,847.27	1.91	6.131	734	76.84
275,000.01 - 300,000.00	101	29,190,655.97	2.42	6.158	732	76.92
300,000.01 - 333,700.00	106	33,773,850.90	2.80	6.190	732	77.95
333,700.01 - 350,000.00	61	20,820,301.70	1.72	6.130	730	76.92
350,000.01 - 400,000.00	173	65,737,031.29	5.45	6.161	735	76.13
400,000.01 - 500,000.00	455	208,010,508.05	17.23	6.147	736	76.00
500,000.01 - 600,000.00	377	207,870,158.94	17.22	6.119	737	75.76
600,000.01 - 700,000.00	248	160,499,475.68	13.30	6.117	735	76.08
700,000.01 - 800,000.00	102	76,873,613.60	6.37	6.093	739	76.41
800,000.01 - 900,000.00	68	58,293,964.17	4.83	6.066	733	72.93
900,000.01 - 1,000,000.00	108	104,772,104.57	8.68	6.113	732	73.27
1,000,000.01 - 3,297,500.00	81	130,177,137.19	10.79	6.164	733	66.93
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85
The average current balance, as of the cut-off date is approximately $491,256.

Original Balance ($)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
36,700.00 - 50,000.00	4	185,050.00	0.02	6.517	714	62.90
50,000.01 - 75,000.00	5	346,659.00	0.03	6.698	764	79.73
75,000.01 - 100,000.00	21	1,860,609.84	0.15	6.421	745	77.08
100,000.01 - 125,000.00	42	4,828,969.66	0.40	6.448	728	78.66
125,000.01 - 150,000.00	54	7,491,768.84	0.62	6.411	739	74.44
150,000.01 - 175,000.00	85	14,000,631.96	1.16	6.299	732	76.53
175,000.01 - 200,000.00	98	18,496,553.51	1.53	6.273	736	77.14
200,000.01 - 225,000.00	75	15,982,047.64	1.32	6.283	738	78.36
225,000.01 - 250,000.00	99	23,656,055.77	1.96	6.234	735	78.04
250,000.01 - 275,000.00	88	23,109,847.27	1.91	6.131	734	76.84
275,000.01 - 300,000.00	100	28,890,655.97	2.39	6.161	731	76.89
300,000.01 - 333,700.00	105	33,296,632.99	2.76	6.192	731	77.95
333,700.01 - 350,000.00	63	21,141,314.16	1.75	6.133	730	76.91
350,000.01 - 400,000.00	172	65,348,855.20	5.41	6.167	735	76.11
400,000.01 - 500,000.00	455	207,843,977.97	17.22	6.146	735	76.00
500,000.01 - 600,000.00	377	207,749,334.86	17.21	6.119	738	75.76
600,000.01 - 700,000.00	250	160,779,658.93	13.32	6.116	735	76.09
700,000.01 - 800,000.00	104	77,883,613.60	6.45	6.090	740	76.45
800,000.01 - 900,000.00	71	59,173,284.82	4.90	6.065	733	73.03
900,000.01 - 1,000,000.00	107	103,772,104.57	8.60	6.112	732	73.25
1,000,000.01 - 3,297,500.00	82	131,177,137.19	10.87	6.165	734	66.99
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85
The average balance at origination, as of the cut-off date is approximately $493,252.

Originator	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Wells Fargo	2,311	1,145,639,280.90	94.92	6.148	735	75.17
National City	146	61,375,482.85	5.08	6.024	738	68.78
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85

Current Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
4.250 - 4.400	3	653,450.00	0.05	4.319	744	79.64
4.500 - 4.900	10	4,137,383.12	0.34	4.717	742	80.67
5.000 - 5.400	55	27,793,532.04	2.30	5.281	744	74.23
5.500 - 5.900	425	225,485,247.42	18.68	5.774	747	74.87
6.000 - 6.400	1,501	773,029,382.23	64.04	6.186	734	74.96
6.500 - 6.900	458	172,769,268.94	14.31	6.591	722	74.28
7.000 - 7.000	5	3,146,500.00	0.26	7.000	724	72.74
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85
The weighted average current rate, as of the cut-off date is approximately 6.142%.

Original Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
360 - 360	2,457	1,207,014,763.75	100.00	6.142	735	74.85
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85
The weighted average original term, as of the cut-off date is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
350 - 359	2,457	1,207,014,763.75	100.00	6.142	735	74.85
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85
The weighted average remaining term, as of the cut-off date is approximately 358 months.

Lien Position	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
First	2,457	1,207,014,763.75	100.00	6.142	735	74.85
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
None	1,253	626,203,344.04	51.88	6.156	732	73.43
Yes	1,204	580,811,419.71	48.12	6.126	739	76.38
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85

Original Loan-To-Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
12.50 - 15.00	2	699,477.97	0.06	5.893	663	13.33
15.01 - 20.00	2	810,000.00	0.07	6.559	676	19.29
20.01 - 25.00	6	1,552,363.70	0.13	5.948	730	21.81
25.01 - 30.00	3	940,104.32	0.08	6.262	667	26.87
30.01 - 35.00	6	2,199,921.86	0.18	6.311	694	33.42
35.01 - 40.00	10	7,596,621.88	0.63	6.297	696	36.71
40.01 - 45.00	9	4,616,510.48	0.38	5.958	707	42.15
45.01 - 50.00	26	17,224,034.11	1.43	6.164	700	48.13
50.01 - 55.00	30	22,456,215.28	1.86	6.295	695	52.23
55.01 - 60.00	49	26,395,128.54	2.19	6.088	700	57.79
60.01 - 65.00	59	41,177,327.23	3.41	6.157	703	64.06
65.01 - 70.00	161	120,776,107.81	10.01	6.194	721	69.13
70.01 - 75.00	394	235,003,030.76	19.47	6.172	738	73.66
75.01 - 80.00	1,659	712,421,077.73	59.02	6.116	743	79.57
80.01 - 85.00	4	1,739,949.56	0.14	5.992	713	84.16
85.01 - 90.00	18	5,613,823.88	0.47	6.288	730	89.68
90.01 - 95.00	19	5,793,068.64	0.48	6.335	699	94.94
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85
The weighted average original loan-to-value ratio, as of the cut-off date is approximately 74.85%.

Combined Loan to Value	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
12.50 - 20.00	4	1,509,477.97	0.13	6.250	670	16.53
20.01 - 30.00	8	2,033,968.02	0.17	6.081	724	24.47
30.01 - 40.00	14	7,020,899.00	0.58	6.304	674	34.97
40.01 - 50.00	30	19,072,779.59	1.58	6.122	702	46.57
50.01 - 60.00	68	41,309,934.61	3.42	6.152	698	53.92
60.01 - 70.00	163	104,146,912.10	8.63	6.193	713	66.68
70.01 - 75.00	316	187,281,582.56	15.52	6.186	734	72.50
75.01 - 80.00	713	342,170,091.45	28.35	6.139	743	78.20
80.01 - 85.00	75	59,977,717.76	4.97	6.114	738	74.39
85.01 - 90.00	454	223,864,876.68	18.55	6.103	741	79.14
90.01 - 95.00	360	146,855,680.79	12.17	6.102	741	79.86
95.01 - 100.00	252	71,770,843.22	5.95	6.176	740	79.71
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85
The weighted average combined loan-to-value ratio, as of the cut-off date is approximately 80.87%.

FICO Score	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
624 - 640	4	3,586,500.00	0.30	6.226	634	54.82
641 - 660	28	12,827,502.65	1.06	6.251	655	65.03
661 - 680	248	127,079,652.44	10.53	6.246	671	70.15
681 - 700	371	183,624,193.02	15.21	6.185	691	70.88
701 - 750	809	386,033,338.15	31.98	6.168	726	76.18
751 - 800	901	452,651,034.42	37.50	6.079	775	76.86
801 - 817	96	41,212,543.07	3.41	6.030	807	77.28
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85
The weighted average FICO, as of the cut-off date is approximately 735.

State	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
California	971	577,797,446.59	47.87	6.189	732	73.70
Florida	191	68,429,142.65	5.67	6.234	730	77.66
Virginia	137	59,644,183.04	4.94	6.020	739	76.50
New York	87	53,170,273.55	4.41	6.080	725	73.75
New Jersey	98	48,772,446.58	4.04	6.131	738	75.74
Washington	104	44,787,395.16	3.71	6.035	740	77.33
Maryland	100	44,773,795.51	3.71	6.110	738	75.47
Massachusetts	43	27,054,439.12	2.24	6.056	738	74.60
Colorado	77	26,018,439.79	2.16	6.116	742	77.12
Illinois	65	25,940,472.92	2.15	6.132	739	76.67
Georgia	68	25,410,246.89	2.11	6.070	749	76.30
Arizona	64	24,243,429.40	2.01	6.153	739	76.12
Texas	40	21,434,523.08	1.78	6.142	739	72.38
Connecticut	21	16,888,817.10	1.40	6.112	739	67.41
North Carolina	50	16,793,578.33	1.39	6.090	747	78.40
District of Columbia	27	15,120,820.17	1.25	6.169	727	75.23
Minnesota	40	13,429,459.61	1.11	6.059	740	77.49
Others	274	97,305,854.26	8.06	6.048	741	76.47
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85

Index	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1 Year CMT	2,311	1,145,639,280.90	94.92	6.148	735	75.17
12 Month LIBOR	145	61,015,832.85	5.06	6.026	738	68.87
6 Month LIBOR	1	359,650.00	0.03	5.750	751	53.68
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Semi-Annually	1	359,650.00	0.03	5.750	751	53.68
Annually	2,456	1,206,655,113.75	99.97	6.142	735	74.85
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85

Margin (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	140	60,215,164.44	4.99	6.028	738	68.85
2.501 - 2.750	2,317	1,146,799,599.31	95.01	6.148	735	75.16
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85
The weighted average margin, as of the cut-off date is approximately 2.725%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
5.000	2,457	1,207,014,763.75	100.00	6.142	735	74.85
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.000%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
1.000	1	359,650.00	0.03	5.750	751	53.68
2.000	2,455	1,205,964,713.75	99.91	6.142	735	74.85
5.000	1	690,400.00	0.06	6.250	767	80.00
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.001%

Maximum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
9.250 - 9.400	3	653,450.00	0.05	4.319	744	79.64
9.500 - 9.900	10	4,137,383.12	0.34	4.717	742	80.67
10.000 - 10.400	55	27,793,532.04	2.30	5.281	744	74.23
10.500 - 10.900	425	225,485,247.42	18.68	5.774	747	74.87
11.000 - 11.400	1,501	773,029,382.23	64.04	6.186	734	74.96
11.500 - 11.900	458	172,769,268.94	14.31	6.591	722	74.28
12.000 - 12.000	5	3,146,500.00	0.26	7.000	724	72.74
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85
The weighted average lifetime maximum gross rate, as of the cut-off date is approximately 11.142%.

Minimum Rate (%)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
2.250 - 2.500	140	60,215,164.44	4.99	6.028	738	68.85
2.501 - 2.750	2,317	1,146,799,599.31	95.01	6.148	735	75.16
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85
The weighted average lifetime minimum gross rate, as of the cut-off date is approximately 2.725%.

Next Rate Change Date	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
July 2015	9	4,472,574.71	0.37	5.311	724	71.55
August 2015	4	1,619,939.27	0.13	5.404	747	80.00
September 2015	2	1,030,540.96	0.09	5.250	796	75.64
October 2015	13	4,316,902.22	0.36	5.675	755	75.91
November 2015	91	37,323,664.72	3.09	5.886	737	68.56
December 2015	3	2,084,174.13	0.17	5.253	725	68.13
January 2016	36	20,556,886.47	1.70	6.080	737	74.61
February 2016	186	88,700,016.99	7.35	6.223	731	74.76
March 2016	1,675	828,989,123.08	68.68	6.160	734	74.73
April 2016	438	217,920,941.20	18.05	6.134	738	76.52
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85

Property Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Single Family	1,859	968,155,867.27	80.21	6.137	734	74.49
Condominium	474	188,444,717.36	15.61	6.161	741	76.81
PUD	59	21,325,440.23	1.77	5.990	737	71.29
Two Family	38	17,998,402.77	1.49	6.297	737	75.41
Co-Operative	13	6,833,734.69	0.57	6.079	752	80.36
Four Family	10	2,946,901.43	0.24	6.465	750	75.70
Three Fmaily	4	1,309,700.00	0.11	6.567	733	76.64
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85

Occupancy Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Primary	2,098	1,072,505,088.04	88.86	6.126	735	74.75
Second Home	174	84,498,873.03	7.00	6.129	740	75.38
Investor	185	50,010,802.68	4.14	6.506	738	76.17
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85

Loan Purpose	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Purchase	1,538	749,499,628.95	62.10	6.076	745	77.38
Cash-Out Refinance	628	309,699,982.88	25.66	6.298	717	69.99
Rate/Term Refinance	291	147,815,151.92	12.25	6.150	722	72.19
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85

Doc Type	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Full	1,073	526,810,467.09	43.65	6.132	732	75.95
Limited/Reduced	61	21,776,464.98	1.80	5.960	751	69.68
Stated Doc	1,323	658,427,831.68	54.55	6.156	737	74.14
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85

Income-Asset-Employment	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Stated-Full-Verified	1,169	594,017,544.03	49.21	6.159	734	73.86
Full-Full-Verified	1,073	526,810,467.09	43.65	6.132	732	75.95
Stated-Stated-Verified	153	64,019,287.65	5.3	6.128	764	76.71
Reduced-Full-Verified	44	15,177,382.64	1.26	5.965	757	69.55
Full-Stated-Verified	6	2,637,136.93	0.22	6.045	738	78.56
Limited-Full-Verified	7	2,248,045.41	0.19	5.856	750	69.02
Limited-Stated-Verified	3	1,354,250.00	0.11	5.975	713	59.2
None-Full-Verified	1	359,650.00	0.03	5.75	751	53.68
Stated-Stated-None	1	391,000.00	0.03	6.375	744	70.71
Total	2,457	1,207,014,763.75	100.00	6.142	735	74.85

IO Term (Months)	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
None	135	71,151,796.50	5.89	5.944	750	74.52
60	1	716,000.00	0.06	6.125	788	80.00
120	2,321	1,135,146,967.25	94.05	6.154	734	74.87
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85

PMI Status	Count	Current Unpaid Principal Balance	Percent	GWAC	FICO	OLTV
Current LTV <= 80%	2,416	1,193,867,921.67	98.91	6.140	735	74.67
GEMICO	4	1,749,820.00	0.14	6.218	712	88.90
MGIC	3	1,194,429.00	0.10	6.183	678	95.00
PMI	6	1,840,547.00	0.15	6.493	689	93.07
Radian	12	3,903,021.17	0.32	6.210	716	90.97
RMIC	6	2,115,497.91	0.18	6.163	741	87.65
TRIAD	7	1,844,027.00	0.15	6.418	726	94.24
United Guaranty	3	499,500.00	0.04	6.195	727	90.62
Total:	2,457	1,207,014,763.75	100.00	6.142	735	74.85